UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest reported) November 10, 2000
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                              Communicate.com Inc.
                              --------------------
             (Exact name of registrant as specified in its chapter)

          Nevada                        000-29929                 88-0346310
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


          #360 - 220 Cambie Street, Vancouver, BC             V6B 2M9
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          (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number, including area code (604) 687-2142
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          (Former name or former address, if changed since last report)




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                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On November 10, 2000, Communicate.com Inc., a Nevada corporation (the "Company"), pursuant to a Purchase Agreement entered into on November 8, 2000 (the "Purchase Agreement"), acquired 11,714,080 shares of the capital stock of Communicate.com Inc., an Alberta corporation ("Communicate Alberta"), from Bryan Liew. In consideration for the Communicate Alberta shares, the Company (i) issued an aggregate of 1,000,000 shares of its Common Stock to the Mr. Liew,
(ii) made a cash payment of $400,000 to Mr. Liew, and (iii) agreed to either (a) make additional cash payments totaling an aggregate of $1,100,000 to Mr. Liew, or (b) if the Company is unable or fails to make such payments, to issue up to an additional 2,200,000 shares of Common Stock to Mr. Liew. The Company financed the acquisition through a loan (the "Loan") provided by Pacific Capital Markets Inc. ("PCMI") providing for up to $1,500,000 to be used solely for the acquisition of the shares from Mr. Liew. The Loan is due and payable on demand and is secured by substantially all of the assets of the Company, as evidenced by a Loan and Security Agreement dated November 10, 2000 between the Company and PCMI.

The Company negotiated the purchase price and terms of payment through arms-length negotiations with Mr. Liew. The Company reviewed and analyzed Communicate Alberta's assets, liabilities, management and prospects in determining the amount of the consideration to pay for the shares of Communicate Alberta.

Business. Communicate Alberta owns and operates a network of websites and uniform resource locators ("URLs") that share a common technology platform and infrastructure. Communicate Alberta is assembling its roster of more than 30 intuitive, generic domains in such categories as Health & Beauty (such as Makeup.com and Perfume.com) and Sports & Recreation (such as Wrestling.com and Boxing.com) into a network of online businesses built with the Internet's best technologies from providers such as Oracle, Sun, BEA and Interwoven. The operating businesses in the Communicate Alberta network share a common platform and infrastructure, creating a highly scalable, adaptable and efficient way for Communicate Alberta's partners to add branding and e-commerce channels to their online strategy, while also capitalizing on the generic domain names' ability to intuitively attract customers. Through the network's economies of scale,
Communicate Alberta can enable its strategic partners to quickly and easily participate in e-commerce much faster and more cost effectively. Communicate Alberta's business model for these operating businesses include multiple revenue streams via e-commerce, data mining, infrastructure/shared services, and sponsorships/advertising. Communicate Alberta is also creating a ventures group designed to maximize value within its portfolio of 400 other domain names by strategically participating and investing these assets into other companies' business plans and operations.

Communicate Alberta had revenues generated during its last two fiscal years from its previous business operations as an Internet consulting firm, prior to selling its Internet consulting contracts in January of 2000. Communicate Alberta is now in the early stages of operating a network of related online businesses.

Key targets for Communicate Alberta's products are established non-Internet businesses that are leaders in their respective industries, where Communicate Alberta will offer a long-term,



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strategic  partnership  in exchange for  commitments  which could  include cash, marketing exposure, access to limited products, and business development activities. Another related target for Communicate Alberta's products are end-consumers who will purchase the diversified products and services that are represented by Communicate Alberta's various operating online businesses.

Distribution Methods. Communicate Alberta will distribute its products and services over the Internet and through distribution partners. Communicate Alberta's main product, the technology platform and infrastructure, is centrally available to strategic partners and is accessed by end-consumers through web sites which are housed and monitored in a secure data center in Vancouver, Canada. The end-consumer products sold through Communicate Alberta's operating businesses will be distributed and fulfilled either directly by the operating business itself or through distribution partners around the world.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

The financial statements for Communicate Alberta, including pro forma financial statements required to be filed because of the Company's acquisition of capital stock of Communicate Alberta, shall be filed by amendment to this report prior to January 22, 2000.

EXHIBITS

(a) Purchase Agreement, dated November 8, 2000, between Communicate.com Inc. and Bryan Liew. (incorporated by reference from the Company's report on Form 10-QSB for the period ended June 30, 2000).

(b) Loan and Security Agreement between Pacific Capital Markets Inc. and Communicate.com (incorporated by reference from the Company's report on Form 10-QSB for the period ended June 30, 2000).




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                                   SIGNATURES

Pursuant  to  the   requirements  of  the  Securities   Exchange  Act  of  1934,
Communicate.com Inc. has duly caused this report to be signed on its behalf by the undersigned, who is duly authorized.

                                         COMMUNICATE.COM INC.

Dated:  November 25, 2000                By: /s/ Graham Heal
                                            -----------------------------
                                             Graham Heal, Director





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